Exhibit 99-1
                                   UACSC 96-D
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                             MONTH ENDING 11/30/96

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
PRINCIPAL BALANCE RECONCILIATION                                              D O L L A R S                               NUMBERS
                                                    CLASS A-1        CLASS A-2         CLASS A-3       TOTAL CLASS A's
                                                  --------------    -------------     -------------     --------------     ------
Original Principal Balance                        171,000,000.00    91,085,000.00     21,000,347.28     283,085,347.28     22,490
Beginning Period Principal Balance                171,000,000.00    91,085,000.00     21,000,347.28     283,085,347.28     22,490
Principal Collections - Scheduled Payments          3,187,458.80             0.00              0.00       3,187,458.80
Principal Collections - Payoffs                     6,281,881.14             0.00              0.00       6,281,881.14        559
Principal Withdrawal from Payahead                          0.00             0.00              0.00               0.00
Gross Principal Charge Offs                             3,556.30             0.00              0.00           3,556.30          1
Repurchases                                             9,383.52             0.00              0.00           9,383.52          2
Ending Balance                                    161,517,720.24    91,085,000.00     21,000,347.28     273,603,067.52     21,928
                                                  ==============    =============     =============     ==============     ======

Certificate Factor                                     0.9445481        1.0000000         1.0000000          0.9665038
Pass Through Rate                                          5.960%           6.170%            6.300%             6.053%

CASH FLOW RECONCILIATION

Principal Wired                                                                                           9,522,206.32
Interest Wired                                                                                              918,617.09
Withdrawal from Payahead Account                                                                                  0.00
Repurchases (Principal and Interest)                                                                         10,108.93
Charge Off Recoveries                                                                                           551.03
Interest Advances                                                                                            17,380.33
Certificate Account Interest Earned                                                                          10,969.68
Spread Account Withdrawal                                                                                         0.00
Class A Surety Bond Draw for
     Class I Interest                                                                                             0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                                0.00
Total Cash Flow                                                                                          10,479,833.38
                                                                                                         =============

TRUSTEE DISTRIBUTION  (12/10/96)

Total Cash Flow                                                                                          10,479,833.38
Unrecovered Advances on Defaulted Receivables                                                                     0.00
Servicing Fee (Due and Unpaid)                                                                                    0.00
Interest to Class A-1 Certificateholders                                                                    283,100.00
Interest to Class A-2 Certificateholders                                                                    156,109.57
Interest to Class A-3 Certificateholders                                                                     36,750.61
Interest to Class I Certificateholders                                                                      192,599.77
Principal to Class A-1 Certificateholders                                                                 9,482,279.76
Principal to Class A-2 Certificateholders                                                                         0.00
Principal to Class A-3 Certificateholders                                                                         0.00
Surety Bond Premium                                                                                          34,515.66
Interest Advance Recoveries from Payments                                                                         0.00
Unreimbursed draws on Class A's Surety Bond
     for Class I Interest                                                                                         0.00
Unreimbursed draws on Class A's Surety Bond
     for Class A Principal or  Interest                                                                           0.00
Deposit to Payahead                                                                                          59,558.82
Certificate Account Interest to Servicer                                                                     10,969.68
Payahead Account Interest to Servicer                                                                             0.00
Excess                                                                                                      223,949.51

Net Cash                                                                                                          0.00
                                                                                                         =============

Monthly Servicing Fee and the Spread Amount                                                               1,406,556.42
                                                                                                         =============

Servicing Fee Retained from Interest Collections                                                             78,634.82
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
SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                  0.00
Beginning Balance                                                                                                 0.00
Trustee Distribution of Excess                                                                              223,949.51
Interest Earned                                                                                                   0.00
Spread Account Draws                                                                                              0.00
Reimbursement for Prior Spread Account Draws                                                                      0.00
Distribution of Funds to Servicer                                                                                 0.00
Ending Balance                                                                                              223,949.51
                                                                                                         =============

Required Balance                                                                                          3,538,566.84

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                         14,154,267.36
Beginning Balance                                                                                        14,154,267.36
Reduction Due to Spread Account                                                                            (223,949.51)
Reduction Due to Principal Reduction                                                                       (474,113.99)
Ending Balance                                                                                           13,456,203.86
                                                                                                         =============

First Loss Protection Required Amount                                                                    13,456,203.86
First Loss Protection Fee %                                                                                       2.00%
First Loss Protection Fee                                                                                    21,847.00

SURETY BOND RECONCILIATION

Original Balance                                                                                        283,085,347.28
Beginning Balance                                                                                       283,085,347.28
Draws                                                                                                             0.00
Reimbursement of Prior Draws                                                                                      0.00
Ending Balance                                                                                          283,085,347.28
                                                                                                        ==============
Adjusted Ending Balance
     Based Upon Required Balance                                                                        273,933,452.59
                                                                                                        ==============

Required Balance                                                                                        273,933,452.59

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                                 0.00
Deposit                                                                                                      59,558.82
Payahead Interest                                                                                                 0.00
Withdrawal                                                                                                        0.00
Ending Balance                                                                                               59,558.82
                                                                                                        ==============
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